Form of

June 15, 2011

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn:  Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Securities Trust (the “Trust”), as a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. (“DST”) dated April 30, 2010 (the “Agreement”), hereby requests an amendment to Schedule A of the Agreement.

This letter is to notify DST that on March 10, 2011, the Trust’s officers executed an Amendment to the Declaration and Agreement of Trust establishing a new series of the Trust – Lord Abbett Growth Leaders Fund (the “Fund”). It is the Trust’s desire to have DST render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Fund under the terms of the Agreement; therefore, the Trust requests that DST agree, in writing, to provide such services to the Fund thereby making the Fund a Series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the addition of the Fund.

It is currently anticipated that the registration statement for the Fund will become effective on June 15, 2011. Accordingly, we appreciate your prompt attention to this matter. Please indicate DST’s acceptance by signing below.

Lord Abbett Investment Trust

By:
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

Group Vice President – Full Service
DST Systems, Inc.

Enclosures

FORM OF SCHEDULE A (amended as of June 15, 2011)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

LORD ABBETT AFFILIATED FUND, INC.

LORD ABBETT BLEND TRUST

Lord Abbett Small-Cap Blend Fund

LORD ABBETT BOND-DEBENTURE FUND, INC.

LORD ABBETT DEVELOPING GROWTH FUND, INC.

LORD ABBETT GLOBAL FUND, INC.

Lord Abbett Emerging Markets Currency Fund
Lord Abbett Global Allocation Fund

LORD ABBETT INVESTMENT TRUST

Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

LORD ABBETT MID-CAP VALUE FUND, INC.

LORD ABBETT MUNICIPAL INCOME FUND, INC.

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund

1        As amended on June 15, 2011 to reflect the addition of Lord Abbett Securities Trust – Lord Abbett Growth Leaders Fund.

Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

LORD ABBETT RESEARCH FUND, INC.

Lord Abbett Capital Structure Fund Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

LORD ABBETT SECURITIES TRUST

Lord Abbett Alpha Strategy Fund Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

LORD ABBETT SERIES FUND, INC.

Bond-Debenture Portfolio
Capital Structure Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid-Cap Value Portfolio
Total Return Portfolio
Value Opportunities Portfolio

LORD ABBETT STOCK APPRECIATION FUND

LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND, INC.